EXHIBIT 22





LIST OF SUBSIDIARIES OF CULP, INC.
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Culp International, Inc.
Incorporated in Virgin Islands

3096726 Canada Inc.
Incorporated under laws of Canada

Rayonese Textile Inc.
Incorporated under laws of Canada